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                                                                      EXHIBIT 21

                            DAYTON HUDSON CORPORATION
                            (A MINNESOTA CORPORATION)

                              LIST OF SUBSIDIARIES
                            (AS OF JANUARY 30, 1999)


The Associated Merchandising Corporation (NY)
Bullseye Corporation (DE)
Cahill & Company, Inc. (MN)
Capitol Lounge Corp. (WI)
Clybourn Trading Corp. (WI)
DHC Wine & Liquor Shop, Inc. (WI)
Daily Planet Company (MN)
Dayton Credit Company (MN)
Dayton Development Company (MN)
Dayton Hudson Brands, Inc. (MN)
Dayton Hudson Capital Corporation (MN)
Dayton Hudson Electronic Commerce, Inc. (MN)
Dayton Hudson Foundation (a MN not-for-profit organization)
Dayton Hudson Insurance Agency, Inc. (MN)
Dayton Hudson Receivables Corporation (MN)
Dayton's Commercial Interiors, Inc. (MN)
Dayton's Iron Horse Liquors, Inc. (MN)
Dayton's Sioux Falls, Inc. (SD)
Eighth Street Development Company (MN)
Highbridge Company (MN)
Highbridge Music Company (MN)
Hometown America Company (MN)
Marshall Field's Chicago, Inc. (DE)
Marshall Field of Columbus, Inc. (OH)
Marshall Field's Mayfair, Inc. (WI)
Marshall Field Stores, Inc. (DE)
Mervyn's (CA)
Mervyn's, Inc. (DE)
Northern Creations Company (MN)
Northern Fulfillment Services Company (MN)
Retailer's National Bank, N.A.
Rivertown Trading Company (MN)
Retail Properties, Inc. (DE)
RiverCrossings Company (MN)
Rooftop, Inc. (MN)
RTC Holding, Inc. (MN)
Seatamatic, Inc. (NV)
STL of Nebraska, Inc. (MN)
Target Connect, Inc. (MN)
Target Services, Inc. (MN)
Target Stores, Inc. (MN)


         NOTE: Parenthetical information denotes state of incorporation